Exhibit 10.28.5
AMENDMENT NO. 5
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Amendment No. 5 to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 23 day of February, 2007, by and between Harris Stratex Networks Operating Corporation, a Delaware corporation fka Stratex Networks, Inc., a Delaware corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of January 21, 2004 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.
     B. On January 26, 2007, Stratex Networks, Inc. issued additional shares to Harris Corporation (“Harris”) in exchange for the assets of Harris’ Microwave Communications Division, creating a newly formed public company, Harris Stratex Networks, Inc. (“HSTX”), now a majority owned Subsidiary of Harris. Stratex Networks, Inc. merged with Stratex Merger Corp., changed its name to Harris Stratex Networks Operating Company, and is now a wholly-owned Subsidiary of HSTX.
     C. Borrower has been advised by Harris that the security interest granted to Bank under the Loan Agreement contravenes certain negative covenants under Harris’ bank credit facility which restrict liens, and desires that Bank terminate such security interest and amend the Loan Agreement upon the terms and conditions more fully set forth herein.
     D. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as set forth herein.
Agreement
     NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Amendments to Loan Agreement.
          1.1 References to “Borrower”. All references in the Loan Agreement to “Borrower” or to “Stratex Networks, Inc.” shall hereafter mean and refer to Harris Stratex Networks Operating Corporation.
          1.2 Security Interest. Bank hereby terminates and releases its security interest in the Collateral, and will take such actions as necessary to terminate financing statements, account control agreements and other evidences of its lien. To evidence the unsecured nature of the Credit Extensions, conforming changes shall be made throughout the Loan Agreement. Specifically,

Sections 4 (Creation of Security Interest) and 5.2 (Collateral) and Exhibit A are hereby deleted in their entirety and, in each case, replaced by the section heading “Intentionally Omitted.”)
          1.3 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is hereby amended to read in its entirety as follows:
          “(a) Borrower will deliver to Bank: (i) within five (5) Business Days of filing, but in no event later than fifty (50) days after the end of each fiscal quarter in the case of the Form 10-Q and ninety-five (95) days after the end of each fiscal year in the case of the Form 10-K, copies of all reports on Forms 10-K and 10-Q filed by HSTX with the Securities and Exchange Commission; (ii) as soon as available, but no later than thirty (30) days after the end of each month, a cash holding report in form and substance satisfactory to Bank, and agings of accounts payable and accounts receivable, international and domestic, sorted by due date; (iii) as soon as available, but no later than forty-five (45) days after the end of each fiscal year, a one (1) year (prepared on a quarterly basis) financial projections of Borrower on a Consolidated basis, including a pro forma balance sheet and statements of income and cash flows and showing projected operating revenues, expenses and debt service of Borrower on a Consolidated basis; (iv) a prompt report of any material infringements to its Intellectual Property (collectively, “IP Infringements”); (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $2,000,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change (collectively, “Material Litigation”); and (vi) other financial information Bank reasonably requests.
               (b) Borrower will deliver to Bank with its financial statements delivered pursuant to subsection (a)(i) above, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.”
          1.4 Section 6.7 (Financial Covenants). The financial covenants contained in Section 6.7 shall be measured using the Consolidated financial information of HSTX commencing with the fiscal quarter ending March 31, 2007.
          1.5 Section 6.8 (Further Assurances). Section 6.8 is hereby amended to read in its entirety as follows:
          “Borrower will execute any further instruments and take further action as Bank reasonably requests to effect the purposes of this Agreement.”
          1.6 Section 7.5 (Encumbrance). Section 7.5 is hereby amended to read in its entirety as follows:
          “Create, incur, or allow any Lien on any of its assets or property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for (a) Permitted Liens, or (b) Transfers of Accounts in the ordinary course of Borrower’s business in exchange for cash or other unencumbered Property to an entity or entities regularly engaged in the purchase of such Accounts.”
          1.7 Section 13 (Definitions). The definition of “Material Adverse Change” is amended and restated in its entirety as follows:

          “Material Adverse Change” is any of the following: (a) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (b) a material impairment of the prospect of repayment of any portion of the Obligations.
          1.8 Section 13 (Definitions). A new definition of “HSTX” is added as follows:
          “HSTX” means Harris Stratex Networks, Inc., a Delaware corporation.
          1.9 Compliance Certificate. A new form of Compliance Certificate, attached hereto as Exhibit A, hereby replaces the existing form attached as Exhibit D to the Loan Agreement.
     2. Borrower’s Representations And Warranties. Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
               (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and
               (e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     3. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
     4. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
          4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.
          4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred and invoiced through the date of this Amendment.
     5. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     6. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Harris Stratex Networks Operating Corporation, a Delaware corporation
	By:	/s/ Sarah A. Dudash
Printed Name: Sarah A. Dudash
		Title:	Chief Financial Officer

By:	/s/ Carol A. Goudey
Printed Name: Carol A. Goudey
	Title:	Treasurer

Bank:	Silicon Valley Bank
	By:	/s/ Ray Aguilar
Printed Name: Ray Aguilar
		Title:	Relationship Manager

Exhibit A
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
3003 Tasman Drive Santa Clara, CA 95054

FROM:	HARRIS STRATEX NETWORKS OPERATING CORPORATION
The undersigned Responsible Officer of Harris Stratex Networks Operating Corporation (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement dated January 21, 2004, between Borrower and Bank (as amended, the “Agreement”), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned Responsible Officer certifies that Borrower (x) has complied with Section 6.4 of the Agreement with respect to payment of taxes of Borrower and its Subsidiaries and (y) does not have any legal actions pending or threatened against Borrower or any of its Subsidiaries which Borrower has not previously notified in writing to Bank pursuant to Section 6.2 of the Agreement. Attached are the required financial reports and calculation of financial covenants supporting the certification. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.
Please indicate compliance status by circling Yes/No under “Complies” or “Occurrences” columns.

Reporting Covenant	Required	Complies
A/R and A/P agings	Monthly within 30 days	Yes	No
Quarterly financial statements + CC	Quarterly within 50 days	Yes	No
Annual audited financial statements	Annually within 95 days	Yes	No
With compliance certificate
Occurrences*
IP Infringements	Prompt	Yes	No
Material Litigation	Prompt	Yes	No

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Financial Covenant	Required	Actual	Complies
Minimum Tangible Net Worth (Quarterly)	54,000,000 plus (i) twenty-five percent (25%) of net income, as determined in accordance with GAAP, and (ii) fifty percent (50%) of any increases to net worth due to Subordinated Debt or net equity proceeds from either public or public offerings for such quarter and all preceding quarters since December 31, 2005 (exclusive of losses).	$______	Yes	No

Minimum Liquidity Ratio (Monthly)	1.25:1.00	___:1.00	Yes	No

*If yes, attached is a summary of the Material Litigation or IP Infringements not previously disclosed by Borrower.

Sincerely,

Harris Stratex Networks Operating Corporation

By:

Name:

Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No

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